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Exhibit 21.1

Pegasus Communications Corporation Subsidiaries

                Subsidiary                                 State of Formation
-----------------------------------------------            ------------------
Pegasus Communications Management Company                  Pennsylvania
Pegasus Development 107 Corporation                        Delaware
Pegasus Development 107 License Corporation                Delaware
Pegasus Development Corporation                            Delaware
Pegasus Guardband, LLC                                     Delaware
Pegasus Real Estate Company                                Pennsylvania
Pegasus Rural Broadband LLC                                Delaware
Pegasus Satellite Communications Holdings, Inc.            Delaware
Pegasus Satellite Development Corporation                  Delaware
Pegasus Travel, Inc.                                       Delaware
PMC Satellite Development, LLC                             Delaware
WFXU Corporation                                           Delaware
WFXU License Corporation                                   Delaware